Exhibit 23.1



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-144122) of The InterGroup Corporation of our report dated September 24, 2008, relating to the financial statements, which appear in this Form 10-KSB.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California
September 25, 2008